                                                                 EXHIBIT 15.2




February 14, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We are aware that our report dated February 14, 2001 on our review of interim financial information of Toyota Motor Credit Corporation (the "Company") as of and for the period ended December 31, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 333-41568 and 333-89659).

Yours very truly,



/S/ PRICEWATERHOUSECOOPERS LLP